UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2017

AAON, INC.
(Exact name of Registrant as Specified in Charter)

Nevada	0-18953	87-0448736
(State or Other Jurisdiction	(Commission File Number: )	(IRS Employer Identification No.)
of Incorporation)

2425 South Yukon, Tulsa, Oklahoma		74107
(Address of Principal Executive Offices)		(Zip Code)

(Registrant's telephone number, including area code): (918) 583-2266

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    [ ]

EXPLANATORY NOTE

This amendment to current report on Form 8-K/A (the “Amendment”) amends the current report on Form 8-K, dated May 16, 2017, filed by AAON, Inc. (the “Company”) with the U.S. Securities and Exchange Commission on May 17, 2017 (the “Original 8-K”). The Original 8-K reported, among other things, the final voting results of the Company’s 2017 Annual Meeting of Stockholders held on May 16, 2017 (the “2017 Annual Meeting”). The sole purpose of this Amendment is to disclose the Company’s decision regarding the frequency it will conduct future stockholder advisory votes on executive compensation (“Say-on-Pay Votes”). No other changes have been made to the Original 8-K.

Item 5.07    Submission of Matters to a Vote of Security Holders.

As reported in the Original 8-K, the Company conducted a non-binding advisory vote on the frequency of future Say-on-Pay Votes at the 2017 Annual Meeting. The Company has considered the results of this advisory vote (which favored conducting Say-on-Pay Votes once every three years) and has determined that the Company will hold future Say-on-Pay Votes once every three years until the occurrence of the next advisory vote on the frequency of Say-on-Pay Votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AAON, INC.

Date:	August 3, 2017	By:	/s/ Luke A. Bomer
Luke A. Bomer, Secretary